EXHIBIT 99.1

Golden Matrix Reports Third Quarter Financial Results

LAS VEGAS, NV, September 7, 2023 – Golden Matrix Group Inc. (NASDAQ:GMGI)(the “Company”, “Golden Matrix” or “GMGI”), a developer, licensor and global operator of online gaming and eCommerce platforms, systems and gaming content, today reported financial results for its third fiscal quarter ended July 31, 2023.

•	Record quarterly revenues of $11.3 million, an increase of 24% on revenues of $9.1 million in the like year-ago quarter.

•	Q3 net income (loss) of $(965,628) versus $628,332 in the like year-ago quarter.

•	Revenues of $32.4 million in the first nine months of fiscal ’23, an increase of 22% on revenues of $26.5 million in the comparable year-ago period.

•	Q3 ’23 Adjusted EBITDA of $161,783.*

•	Net income (loss) of $(1,942,902) in the first nine months versus $1,564,695 in the comparable year-ago period.

•	Nine-month ’23 Adjusted EBITDA of $1.5 million.*

•	Company achieves 7th consecutive quarter generating positive cash flow from operations.

•	Cash of $16.1 million, current assets of $22.1 million, and total assets of $35 million as of July 31, 2023.

•	Working capital of $18 million and a current ratio of 5.4:1 as of July 31, 2023.

•	Shareholders’ equity at $30.9 million, up from $26.8 million on October 31, 2022 (FYE).

•	Current operator and registered user numbers of 771 and 7.7 million, respectively, in B2B traditional business.

•	Company’s B2C segment, RKings Competitions, had over 311,000 registered users on its tournament platform as of July 31, 2023.

•	RKingsCompetitions Ltd. (“RKings”) has completed 1,121 competitions and given away more than $12 million dollars in prizes during the nine months.

•	Mexplay, the Company’s B2C regulated casino in Mexico, had over 32,800 registered users on its platform as of July 31, 2023.

•	Total wagering in Q3 of Mexplay reached $5.8 million and total deposits reached $476,000.

•	Revenue contributions from its B2B and B2C (RKings and Mexplay) segments in Q3 were $3.7 million (33%) and $7.6 million (67%), respectively.

Golden Matrix CEO Brian Goodman, said that he is pleased with the Company’s overall performance, stating: “We have continued the year with strong momentum and delivered solid results. The Company achieved record revenues and posted its 7th consecutive quarter with positive cash flow from operations.

With respect to the reported net loss of $965,628, profitability in Q3 was impacted by several factors, including a significant increase in one-off legal and due-diligence expenses associated with the anticipated acquisition of the MeridianBet Group, as well as the start-up marketing costs related to the roll-out of Mexplay, the Company’s B2C online casino in Mexico.

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Additionally, GMGI recorded a non-cash charge of $931,614 for stock-based compensation, of which $529,129 was due to the amortization of previously awarded restricted stock units (RSUs) and options issued to the Company’s directors and management.

“We have made important investments during the quarter in systems and people to accelerate the growth of our B2C segments, both RKings and Mexplay,” said Mr. Goodman, who continued, “At the same time, there was significant progress in seeking to secure the financing required to close, and working towards closing, the pending acquisition of the MeridianBet Group and its related companies.

Upon the successful acquisition of MeridianBet, the combined enterprise is expected to be generating multiple streams of gaming revenue and profit in regulated jurisdictions worldwide, and offering highly popular best-in-class products, including casino games and sports betting. Closing of the MeridianBet acquisition will be a watershed event which is expected to catapult Golden Matrix into the global gaming markets as a highly competitive participant.”

For additional information on Golden Matrix’s financial performance, please refer to the Company's Quarterly Report on Form 10-Q for the third quarter ended July 31, 2023, available at https://www.nasdaq.com/market-activity/stocks/gmgi/sec-filings or www.sec.gov.

A summary of the Company's performance and highlights can be found at https://goldenmatrix.com/investor/.

* Adjusted EBITDA is a non-GAAP financial measure. See also "Non-GAAP Financial Measures" and "Reconciliation of Net Income (Loss) attributable to Golden Matrix Group Inc., to Adjusted Earnings excluding Interest Expense, Interest Income, Amortization Expense and Stock-based Compensation Expense" included in the tables at the end of this release.

About Golden Matrix

Golden Matrix Group, based in Las Vegas NV, is an established B2B and B2C gaming technology company operating across multiple international markets. The B2B division of Golden Matrix develops and licenses proprietary gaming platforms for its extensive list of clients and RKings, its B2C division, operates a high-volume eCommerce site enabling end users to enter paid-for competitions on its proprietary platform in authorized markets. The Company also owns and operates MEXPLAY, a regulated online casino in Mexico.

Our sophisticated software automatically declines any gaming or redemption requests from within the United States, in strict compliance with current US law.

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Non-GAAP Financial Measures

Adjusted EBITDA, which is disclosed above, is a “non-GAAP financial measure” presented as a supplemental measure of the Company’s performance. Adjusted EBITDA is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. Adjusted EBITDA represents net income (loss) before interest, taxes, depreciation and amortization, and also excludes stock-based compensation expense. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA is not recognized in accordance with GAAP, is unaudited, and has limitations as an analytical tool, and you should not consider it in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. For more information on these non-GAAP financial measures, please see the section titled “Reconciliation of Net Income (Loss) attributable to Golden Matrix Group, Inc., to Adjusted Earnings excluding Interest Expense, Interest Income, Amortization Expense and Stock-based Compensation Expense” included at the end of this release.

Forward-Looking Statements

Certain statements made in this press release contain forward-looking information within the meaning of applicable securities laws, including within the meaning of the Private Securities Litigation Reform Act of 1995 (“forward-looking statements”). Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

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Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the ability of the parties to close the Meridian Bet Purchase Agreement, as amended (the “Purchase Agreement”) on the terms set forth in, and pursuant to the required timing set forth in, the Purchase Agreement, if at all; the occurrence of any event, change or other circumstances that could give rise to the right of one or all of the shareholders of MeridianBet Group or the Company (collectively, the “Purchase Agreement Parties”) to terminate the Purchase Agreement; the effect of such termination, including breakup and other fees potentially payable in connection therewith; the outcome of any legal proceedings that may be instituted against Purchase Agreement Parties or their respective directors or officers; the ability to obtain regulatory and other approvals and meet other closing conditions to the Purchase Agreement on a timely basis or at all, including the risk that regulatory and other approvals required for the Purchase Agreement are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or the expected benefits of the transaction; the ability of the Company to obtain the funding required to complete such acquisition, the terms of such funding, potential dilution caused thereby and/or covenants agreed to in connection therewith; the ability to obtain approval by the Company’s shareholders on the expected schedule of the transactions contemplated by the Purchase Agreement; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Purchase Agreement; the ability of the Company to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; the expected synergistic relationships and cost savings from the transactions contemplated by the Purchase Agreement; uncertainty as to the long-term value of the common stock of the Company following the closing of the Purchase Agreement; the business, economic and political conditions in the markets in which the Purchase Agreement Parties operate; the impact of the Company; the effect on the Company and its operations of the ongoing Ukraine/Russia conflict, increased interest rates, recessions and increased inflation; the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company and/or its subsidiaries to obtain additional gaming licenses; the ability of the Company to manage growth; the Company’s ability to complete acquisitions and the available funding for such acquisitions; disruptions caused by acquisitions; dilution caused by fund raising, the conversion of outstanding preferred stock and/or acquisitions; the Company’s ability to maintain the listing of its common stock on the Nasdaq Capital Market; the Company’s expectations for future growth, revenues, and profitability; the Company’s expectations regarding future plans and timing thereof; the Company’s reliance on its management; the fact that the Company’s chief executive officer has voting control over the Company and the fact that the sellers will obtain voting control over the Company following the completion of the acquisition of MeridianBet; related party relationships; the potential effect of economic downturns, recessions, increases in interest rates and inflation, and market conditions, decreases in discretionary spending and therefore demand for our products and services, and increases in the cost of capital, related thereto, among other affects thereof, on the Company’s operations and prospects; the Company’s ability to protect proprietary information; the ability of the Company to compete in its market; the Company’s lack of effective internal controls; dilution caused by efforts to obtain additional financing; the effect of current and future regulation, the Company’s ability to comply with regulations and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company’s programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products, including potential recessions and global economic slowdowns. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this release are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved.

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Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, under the “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the Securities and Exchange Commission (SEC), including the Form 10-Qs and Form 10-Ks, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended October 31, 2022 and its Quarterly Report on Form 10-Q for the quarter ended July 31, 2023, and future periodic reports on Form 10-K and Form 10-Q. These reports are available at www.sec.gov.

The Company cautions that the foregoing list of important factors is not complete, and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of any Purchase Agreement Parties are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of the release, except as required by law, and takes no obligation to update or correct information prepared by third parties that is not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote, proxy or approval in connection with the Purchase Agreement or related transactions. In connection with the transactions contemplated by the Purchase Agreement, GMGI plans to file with the Securities and Exchange Commission (SEC) a proxy statement to seek shareholder approval for the Purchase Agreement and the issuance of shares of common stock in connection therewith, which, when finalized, will be sent to the shareholders of GMGI seeking their approval of the respective transaction-related proposals, as well as other documents regarding the proposed transactions. This communication is not a substitute for any proxy statement or other document GMGI may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE PURCHASE AGREEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GMGI AND THE PURCHASE AGREEMENT AND THE PROPOSED PURCHASE TRANSACTION.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from GMGI at its website, https://goldenmatrix.com/investor/. Documents filed with the SEC by GMGI will be available free of charge on the “Investors,” “SEC Filings” page of our website at https://goldenmatrix.com/investors-overview/sec-filings/ or, alternatively, by directing a request by mail, email or telephone to GMGI at 3651 Lindell Road, Suite D131, Las Vegas, NV 89103; ir@goldenmatrix.com, or (702) 318-7548, respectively.

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Participants in the Solicitation

The Company and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective shareholders of GMGI in respect of the transactions contemplated by the Purchase Agreement under the rules of the SEC. Information about GMGI’s directors and executive officers and their ownership of GMGI is available in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on August 22, 2023.

The sellers, MeridianBet Group, and their respective directors, managers, and executive officers may also be deemed to be participants in the solicitation of proxies from GMGI’s shareholders in connection with the Purchase Agreement. A list of the names of such parties and information regarding their interests in the Purchase Agreement will be included in the proxy statement for the Purchase Agreement when available.

Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the Purchase Agreement when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from GMGI using the sources indicated above.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Purchase Agreement and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Connect with us:

Twitter - https://twitter.com/GMGI_Official

Instagram - https://www.instagram.com/goldenmatrixgroup/

Golden Matrix Group

Contact: ir@goldenmatrix.com

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Golden Matrix Group, Inc. and Subsidiaries
Consolidated Balance Sheets

	As of	As of
	July 31,	October 31,
	2023	2022
	(Unaudited)	(Audited)
ASSETS

Current assets:
Cash	$16,142,096	$14,949,673
Accounts receivable, net	3,923,213	2,641,023
Accounts receivable – related parties	324,326	413,714
Prepaid expenses	122,393	84,372
Short-term deposit	54,723	52,577
Inventory, prizes	1,521,855	1,147,591
Total current assets	$22,088,606	$19,288,950

Non-current assets:
Property, plant & equipment, net	59,936	72,411
Intangible assets, net	2,375,100	2,607,075
Operating lease right-of-use assets	84,518	150,653
Goodwill	10,381,710	10,452,324
Total non-current assets	12,901,264	13,282,463
Total assets	$34,989,870	$32,571,413

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,417,258	$1,385,076
Accounts payable – related parties	11,798	10,637
Accrued income tax liability	206,975	324,147
Deferred revenues	270,245	182,444
Deferred tax liability	19,949	4,409
Current portion of operating lease liability	88,198	95,085
Customer deposits	433,034	109,328
Accrued interest	123	123
Contingent liability	641,766	573,197
Consideration payable – related party	-	30,708
Total current liabilities	4,089,346	2,715,154

Non-current liabilities:
Non-current portion of operating lease liability	-	59,778
Total non-current liabilities	-	59,778
Total liabilities	$4,089,346	$2,774,932

Shareholders’ equity:
Preferred stock: $0.00001 par value; 20,000,000 shares authorized	-	-
Preferred stock, Series B: $0.00001 par value, 1,000 shares designated, 1,000 and 1,000 shares issued and outstanding, respectively	-	-
Common stock: $0.00001 par value; 250,000,000 shares authorized; 36,134,932 and 28,182,575 shares issued and outstanding, respectively	$361	$282
Additional paid-in capital	57,395,842	51,677,727
Accumulated other comprehensive income (loss)	122,070	(205,747)
Accumulated deficit	(26,617,749)	(24,674,847)
Total shareholders’ equity of GMGI	30,900,524	26,797,415
Noncontrolling interests	-	2,999,066
Total equity	30,900,524	29,796,481
Total liabilities and shareholders’ equity	$34,989,870	$32,571,413

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Golden Matrix Group, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2023	2022	2023	2022

Revenues	$11,155,143	$8,885,206	$31,837,451	$25,800,234
Revenues-related party	151,883	216,335	555,613	661,155
Total revenues	11,307,026	9,101,541	32,393,064	26,461,389
Cost of goods sold	(9,171,849)	(6,620,517)	(25,754,871)	(19,415,700)
Gross profit	2,135,177	2,481,024	6,638,193	7,045,689

Costs and expenses:
G&A expense	2,281,203	1,556,002	6,141,687	4,618,975
G&A expense- related party	746,073	195,710	2,208,293	534,910
Total operating expenses	3,027,276	1,751,712	8,349,980	5,153,885
Income (loss) from operations	(892,099)	729,312	(1,711,787)	1,891,804

Other income (expense):
Interest expense	(7,624)	-	(9,362)	-
Interest earned	15,132	793	43,957	1,776
Foreign exchange gain	47	28,495	33,361	227,324
Total other income	7,555	29,288	67,956	229,100
Net income (loss) before tax	(884,544)	758,600	(1,643,831)	2,120,904
Provision for income taxes	81,084	78,951	299,071	326,135
Net income (loss)	(965,628)	679,649	(1,942,902)	1,794,769
Less: Net income attributable to noncontrolling interest	-	51,317	-	230,074
Net income (loss) attributable to GMGI	$(965,628)	$628,332	$(1,942,902)	$1,564,695

Weighted average ordinary shares outstanding:
Basic	36,130,272	28,149,967	35,174,601	27,994,628
Diluted	36,130,272	36,558,151	35,174,601	35,876,734
Net income (loss) per ordinary share attributable to GMGI:
Basic	$(0.03)	$0.02	$(0.06)	$0.06
Diluted	$(0.03)	$0.02	$(0.06)	$0.04

Net income (loss)	$(965,628)	$679,649	$(1,942,902)	$1,794,769
Foreign currency translation adjustments	79,215	(53,881)	327,817	(107,062)
Comprehensive income (loss)	(886,413)	625,768	(1,615,085)	1,687,707
Less: Net income attributable to noncontrolling interest	-	51,317	-	230,074
Comprehensive income (loss) attributable to GMGI	$(886,413)	$574,451	$(1,615,085)	$1,457,633

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Reconciliation of Net Income (Loss) to Adjusted Earnings excluding Interest Expense, Interest Income, Tax, Depreciation Expense, Amortization Expense and Stock-based Compensation Expense

	Three Months Period Ended		Nine Months Period Ended
	31-Jul-23	31-Jul-22	31-Jul-23	31-Jul-22
Net income (loss)	$(965,628)	$679,649	$(1,942,902)	$1,794,769
+ Interest expense	7,624	-	9,362	-
- Interest income	(15,132)	(793)	(43,957)	(1,776)
+ Taxes	81,084	78,951	299,071	326,135
+ Depreciation	10,732	7,556	30,988	13,841
+ Amortization	111,489	96,232	328,669	285,815
EBITDA	(769,831)	861,595	(1,318,769)	2,418,784
+ Stock-based compensation	931,614	147,273	2,822,064	443,068
Adjusted EBITDA	$161,783	$1,008,868	$1,503,295	$2,861,852

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